EXHIBIT 24.1


                                POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James W. Bullock and Dennis J. McFadden (with full power to act alone), as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Registration Statements on Form S-8 of Endocardial Solutions, Inc. and any or all amendments (including post-effective amendments) thereto, with respect to the 1993 Long Term Incentive and Stock Option Plan, the Directors' Stock Option Plan and the 1997 Employee Stock Purchase Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, lawfully do or cause to be done by virtue hereof.

       Signature                        Title                         Date
       ---------                        -----                         ----


 /s/ James W. Bullock         President, Chief Executive         April 30, 1997
--------------------------    Officer and Director
James W. Bullock              (principal executive officer)


 /s/ Dennis J. McFadden       Chief Financial Officer and        April 30, 1997
--------------------------    Vice President, Finance
Dennis J. McFadden            (principal financial and
                              accounting officer)


 /s/ Graydon E. Beatty        Director                           April 30, 1997
--------------------------
Graydon E. Beatty


/s/ Donald H. Kase            Director                           April 30, 1997
--------------------------
Ronald H. Kase


/s/ Peter H. McNerney         Director                           April 30, 1997
--------------------------
Peter H. McNerney


/s/ James E. Daverman         Director                           April 30, 1997
--------------------------
James E. Daverman


/s/ Robert G. Hauser, M.D.    Director                           April 30, 1997
--------------------------
Robert G. Hauser, M.D.


/s/ Steven R. LaPorte         Director                           May 12, 1997
--------------------------
Steven R. LaPorte